PROXY

     SOLICITED ON BEHALF OF NOVAMETRIX 13D SHAREHOLDER GROUP

Directors

1.   Election of two directors.

     Nominees: Dr. Vartan Ghugasian and Paul Cote

     [ ] For Both Nominees    [ ] Withhold All Nominees

     Or withhold Authority to vote for any of the following nominees:

     [ ]  Dr. Vartan Ghugasian    [ ] Paul Cote

     THE NOVAMETRIX 13D SHAREHOLDERS GROUP RECOMMENDS A VOTE "AGAINST" THE FOLLOWING ITEMS:

2.   Approval and adoption of the Management Proposal to Merge with Andros

     [ ] For   [ ] Against

3.   Approval of the 1996 Long Term Incentive Plan

     [ ] For   [ ] Against

     The Novametrix 13D Shareholders Group takes no positon with regard to the following item:

4. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal 1997.

     [ ] For   [ ] Against

5. In their discretion, the proxies or each of them is authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

6. Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons.

No. of Shares _______________

Shareholder Name and Address

___________________________________________  ______________________, 1996
Signature                                    Date

PLEASE DATE AND SIGN THE CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
                        (see reverse side)

                         REVOCABLE PROXY

                 NOVAMETRIX MEDICAL SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF NOVAMETRIX 13D SHAREHOLDER GROUP

     The stockholder of Novametrix Medical Systems, Inc. (Novametrix) named herein hereby appoints RICHARD BOULET and JOHN ORESTIS, or either of them with full power of substitution as proxy to cast all votes which the said stockholder is entitled to cast at the Annual Meeting of the Stockholders of the Company to be held on November 25, 1996, New York, New York, and at any adjournments thereof, upon the matters listed on the reverse side. The said stockholder hereby revokes any proxy or proxies heretofore given.

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with your instructions as stockholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and AGAINST the Merger Proposal, AGAINST the Stock Incentive Plan, and FOR appointment of Ernst & Young LLP. Any proxy given by any stockholder may be revoked by the stockholder prior to its exercise by voting in person at the annual meeting, by giving written notice to the Secretary of Novametrix prior to the annual meeting or by giving a later dated proxy.





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